SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 28, 2004

                              ALFACELL CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                    0-11088                  22-2369085
(State or other jurisdiction of      (Commission               (IRS Employer
        incorporation)               File Number)             Identification)

               225 Belleville Avenue, Bloomfield, New Jersey 07003 (Address of principal executive offices) (Zip Code)

       (Registrant's telephone number, including area code: (973) 748-8082

     ----------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 5. Other Events and Required FD Disclosure

Alfacell Corporation announced the appointment of David Sidransky, M.D., to the Company's Board of Directors. Dr. Sidransky has nearly 20 years of experience in the practice and instruction of medicine with expertise in oncology and molecular pathology, and has provided scientific guidance to a number of institutions and corporations. He is Director of the Head and Neck Cancer Research Division at Johns Hopkins University School of Medicine. In addition, he is Professor of Oncology, Otolaryngology (Head and Neck Surgery), Cellular & Molecular Medicine, Urology, Genetics, and Pathology at Johns Hopkins University and Hospital. Dr. Sidransky is certified in Internal Medicine and Medical Oncology by the American Board of Medicine.

This Form 8-K includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, uncertainties involved in transitioning from concept to product, uncertainties involving the ability of the Company to finance research and development activities, potential challenges to or violations of patents, uncertainties regarding the outcome of clinical trials, the Company's ability to secure necessary approvals from regulatory agencies, dependence upon third-party vendors, and other risks discussed in the Company's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this Form 8-K.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2004

                           By: /s/ Andrew P. Savadelis
                              ------------------------------------
                               Andrew P. Savadelis
                               Chief Financial Officer and
                               Senior VP of Finance